Exhibit 99.1

Investor Relations Stuart Davis (703) 218-8269 stuart.davis@mantech.com

ManTech Announces Financial Results for

Fourth Quarter and Fiscal Year 2011

•	Revenue: $681.8 million for fourth quarter, $2.87 billion for fiscal year

•	Operating Income: $53.8 million for fourth quarter, $227.4 million for fiscal year

•	Diluted EPS: $0.83 for fourth quarter, $3.63 for fiscal year

•	Cash Flow from Operations: $43 million for fourth quarter, $221 million for fiscal year

•	Bookings: $907 million for fourth quarter, $3.0 billion for fiscal year

•	Dividends: Move to quarterly payments with $8 million ($0.21 per share) in March and $31 million ($0.84 per share) expected for fiscal year

FAIRFAX, Va. – Feb. 22, 2012 – ManTech International Corporation (NASDAQ:MANT) (www.mantech.com), a leading provider of innovative technologies and solutions for mission-critical national security programs, today announced financial results for the fourth quarter and fiscal year 2011, which ended Dec. 31, 2011.

“Fiscal year 2011 was an excellent year for ManTech, marked by double-digit revenue growth, increased profits, excellent cash flow, solid contract awards and the implementation of a regular dividend program to provide our shareholders with a compelling value proposition” said ManTech Chairman and Chief Executive Officer George J. Pedersen. “As a result of our disciplined focus on cash, we generated record operating cash flow of $221 million for the year, which enables us to continue our robust acquisition program. The recent acquisitions of WINS and Evolvent enhance our positioning in faster growing market segments, such as information technology and cyber security for the intelligence and federal health care communities. We are confident that ManTech can continue to thrive even as federal spending slows because of our current positioning in cyber security, C4ISR, intelligence and other priority missions and access to more than 1,000 active contracts as well as our ability to target new growth markets with our strong balance sheet and proven history in identifying, executing and integrating acquisitions.”

Beginning in 2012, the company intends to pay dividends quarterly rather than semi-annually. The Board of Directors has declared a cash dividend of $0.21 per share, which will be paid on March 23, 2012 to all common stockholders of record as of March 9, 2012. ManTech anticipates paying equivalent quarterly dividends near the end of each fiscal quarter. Based on the current number of outstanding shares, the anticipated total dividend for 2012 of $0.84 per share of common stock implies a payout of $31 million. The annual yield is approximately 2 1/2 percent based on the closing price on February 21, 2012. Future declarations of quarterly dividends and their record and payment dates are subject to the final determination of ManTech’s Board of Directors.

Summary Operating Results

Revenues for the year were $2.87 billion, up about 10 percent from $2.60 billion in fiscal year 2010. Revenues for the quarter were $681.8 million, down 2 percent compared to the fourth quarter of fiscal year 2010. Quarterly revenues increased across most of the company’s core business, especially in certain mobile communications and cyber security programs.

Operating income was $227.4 million for the full year and $53.8 million for the quarter. Operating margin of 7.9 percent for the quarter and the year was in-line with expectations.

Quarterly and annual changes in net income and earnings per share changes were in-line with changes in operating income, as net interest payments, other income and effective tax rate were neutral to earnings and share dilution was modest. Net income was $133.3 million for the year and $30.5 million for the quarter. Diluted earnings per share were $3.63 for the year and $0.83 for the quarter.

Cash Management and Capital Deployment

Cash flow from operations was $221 million for the fiscal year (1.7 times net income) and $43 million (1.4 times net income) for the quarter. The record cash flow for the year benefited from positive payment terms on a mobile cell tower program. Days sales outstanding (DSO) were 71 days for the quarter and the year.

The company invested $90 million in the quarter to acquire Worldwide Information Network Systems, Inc. (WINS), a leading provider of information technology services to the Defense Intelligence Agency (DIA), the Department of State and other government and commercial customers. The company expects to drive strong growth through the WINS prime position on the DIA Solutions for the Information Technology Enterprise (SITE) contract.

As of Dec. 31, 2011, the company had $114 million in cash and cash equivalents and $200 million in debt with no borrowings on its $500 million revolving-credit facility.

After the close of the quarter, the company acquired Evolvent Technologies Inc., a leading federal healthcare systems integrator whose systems and processes enable better decision-making at the point of care and full integration of medical information across different platforms. ManTech expects Evolvent to contribute solid growth and operating margins and be accretive to earnings per share in 2012. After closing, Evolvent received a prime contract to provide management and professional support services for Air Force Medical Service on a five-year, $958 million multiple-award indefinite-delivery/indefinite-quantity (IDIQ) contract.

Contract Awards

Contract awards (bookings) totaled $907 million in the fourth quarter, representing a book-to-bill ratio of 1.3. For the year contract awards totaled $3.0 billion for a book-to-bill ratio of 1.0. Large awards contributing to the quarterly bookings include:

•

Mine Resistant Ambush Protected (MRAP) Family of Vehicles (FoV) Support. ManTech was awarded a $507 million, ten-month contract modification by the U.S. Army’s TACOM Contracting Center to continue providing logistics sustainment and support for the MRAP FoV. Under this contract ManTech provides rapid assessment and repair of battle-damaged MRAP FoV systems, immediate repair of mechanical failures and technology insertion, system integration, upgrades, and modification services to enhance and sustain fleet operational readiness.

•

Defense Advanced Research Project Agency (DARPA) Strategic Technology Office (STO) Support. Under a five-year, $205 million, multiple-award IDIQ contract, ManTech will provide integrated systems engineering, scientific, technical, financial, programmatic and administrative support to the leading edge technology programs and mission of the DARPA STO. Based on historical levels of support under predecessor contracts, the company allocated $103 million to bookings and backlog.

•

DARPA Tactical Technology Office (TTO) Support. The Space and Naval Warfare Systems Center (SSC) Atlantic awarded ManTech a prime position on a three-year, $150 million multiple-award IDIQ contract to provide scientific engineering and administrative support services to the DARPA TTO. ManTech will continue to provide solutions to equip future warfighters with the tactical, mobile and responsive technologies for advanced weapons systems, platforms and space systems. Based on historical levels of support under predecessor contracts, the company allocated $21 million to bookings and backlog.

•

Systems Engineering Support Program (SESP) for the Domestic Nuclear Detection Office (DNDO). The Department of Homeland Security (DHS) awarded ManTech a five-year, $99 million multiple-award blanket purchase agreement to provide SESP services to the DHS DNDO. ManTech will continue to assist DNDO in acquiring and supporting the deployment of systems that detect and report attempts to import or transport a nuclear device, fissile or radiological material intended for illicit use in the U.S. Based on historical levels of support under predecessor contracts, the company allocated $35 million to bookings and backlog.

As a result of strong quarterly awards, the company’s backlog of business at the end of quarter was $4.7 billion, which was up 8% over the previous quarter. Funded backlog was $1.3 billion. The company expects to sustain strong contract award activity again in fiscal year 2012 considering extremely high levels of proposal activity and submitted awards awaiting adjudication.

Forward Guidance

ManTech enters fiscal year 2012 with a healthy backlog and a strong market position, and the company expects to achieve revenue, net income and diluted earnings per share as specified in the table below.

Measure	Fiscal 2012 Guidance
Revenue (million)	$3,150
Net Income (million)	$131
Diluted Earnings Per Share	$3.56

ManTech Chief Financial Officer Kevin M. Phillips said, “We expect to post robust growth in fiscal year 2012. We believe that our positioning in priority areas will allow us to grow and take market share. The unprecedented level of proposal activity gives us optimism despite market headwinds and uncertainty around sequestration and the government fiscal year 2013 appropriations process. We also intend to maintain our aggressive but disciplined acquisition program to contribute to 2012 financial performance.”

Conference Call

ManTech executive management will hold a conference call on February 22, 2012, at 5 p.m. Eastern to discuss the financial results and outlook and answer questions. Analysts may participate on the conference call by dialing 888-690-2873 (domestic) or 913-312-1443 (international) and entering passcode 2870414. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the ManTech website (http://investor.mantech.com).

A replay of the conference call will be available by telephone approximately two hours after the conclusion of the call through March 7, 2012, by dialing 888-203-1112 (domestic) or 719-457-0820 (international) and entering passcode 2870414. In addition, a replay of the webcast will be available on the ManTech website approximately two hours after the conclusion of the conference call.

About ManTech International Corporation

ManTech is a leading provider of innovative technologies and solutions for mission-critical national security programs for the intelligence community; the departments of Defense, State, Homeland Security, Energy and Justice, including the Federal Bureau of Investigation; the space community; and other U.S. federal government customers. We provide support to critical national security programs for approximately 60 federal agencies through approximately 1,000 current contracts. ManTech’s expertise includes command, control, communications, computers, intelligence, surveillance and reconnaissance (C4ISR) lifecycle support, cyber security, global logistics support, intelligence/counter-intelligence support, information technology modernization and sustainment, systems engineering, and test and evaluation. ManTech supports major national missions, such as military readiness, terrorist threat detection, information security and border protection. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “expect”, “intend,” “anticipate,” “believe,” “estimate,” or “continue,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes we anticipate. Factors that could cause actual results to differ materially from the results we anticipate, include, but are not limited to, the following: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts, win new contracts or win recompetes; adverse changes in future levels of expenditures for programs we support caused by budgetary pressures facing the federal government and changing mission priorities; failure to obtain option awards, task orders or funding under contracts; failure to maintain strong relationships with other contractors; adverse changes in our mix of contract types; adverse results of U.S. government audits of our government contracts; risk of contract performance, modification or termination; risks associated with complex U.S. government procurement laws and regulations; risks of financing, such as increases in interest rates and restrictions imposed by our outstanding indebtedness, including the ability to meet financial covenants, and risks related to an inability to obtain new or additional financing; failure to successfully integrate recently acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to identify, execute or effectively integrate future acquisitions; and competition. These and other risk factors are more fully discussed in the section entitled “Risks Factors” in ManTech’s Annual Report on Form 10-K previously filed with the Securities and Exchange Commission on Feb. 25, 2011, Item 1A of Part II of our Quarterly Reports on Form 10-Q, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission.

The forward-looking statements included herein are only made as of the date of this press release, and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION

CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands, Except Share Amounts)

	December 31,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$114,483	$84,829
Receivables—net	540,468	528,765
Prepaid expenses and other	33,115	16,642

Total Current Assets	688,066	630,236

Property and equipment—net	47,435	27,086
Goodwill	808,455	729,558
Other intangibles—net	177,764	168,487
Employee supplemental savings plan assets	25,026	24,415
Other assets	13,460	10,695

TOTAL ASSETS	$1,760,206	$1,590,477

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$280,277	$272,047
Accrued salaries and related expenses	72,467	64,575
Billings in excess of revenue earned	34,956	11,118

Total Current Liabilities	387,700	347,740

Long-term debt	200,000	200,000
Accrued retirement	26,155	25,789
Other long-term liabilities	7,871	7,495
Deferred income taxes—non-current	49,223	43,110

TOTAL LIABILITIES	670,949	624,134

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY:
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 23,882,331 and 23,396,549 shares issued at December 31, 2011 and 2010; 23,638,218 and 23,153,509 shares outstanding at December 31, 2011 and 2010	239	234
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,192,845 and 13,275,345 shares issued and outstanding at December 31, 2011 and 2010	132	133
Additional paid-in capital	406,083	385,407
Treasury stock, 244,113 and 243,040 shares at cost at December 31, 2011 and 2010	(9,158)	(9,114)
Retained earnings	692,272	589,838
Accumulated other comprehensive loss	(311)	(155)

TOTAL STOCKHOLDERS’ EQUITY	1,089,257	966,343

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,760,206	$1,590,477

MANTECH INTERNATIONAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In Thousands Except Per Share Amounts)

	(unaudited)
	Three months ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
REVENUES	$681,838	$697,916	$2,869,982	$2,604,038
Cost of services	580,084	591,441	2,453,679	2,208,631
General and administrative expenses	47,931	47,611	188,949	180,267

OPERATING INCOME	53,823	58,864	227,354	215,140
Interest expense	(3,985)	(4,002)	(15,791)	(12,567)
Interest income	102	125	332	361
Other income (expense), net	(289)	(215)	3,607	(483)

INCOME FROM OPERATIONS BEFORE INCOME TAXES	49,651	54,772	215,502	202,451
Provision for income taxes	(19,176)	(20,760)	(82,196)	(77,355)

NET INCOME	$30,475	$34,012	$133,306	$125,096

BASIC EARNINGS PER SHARE:
Class A basic earnings per share	$0.83	$0.94	$3.64	$3.45

Weighted average common shares outstanding	23,578	23,082	23,415	22,847

Class B basic earnings per share	$0.83	$0.94	$3.64	$3.45

Weighted average common shares outstanding	13,193	13,275	13,233	13,367

DILUTED EARNINGS PER SHARE:
Class A diluted earnings per share	$0.83	$0.93	$3.63	$3.43

Weighted average common shares outstanding	23,643	23,251	23,530	23,054

Class B diluted earnings per share	$0.83	$0.93	$3.63	$3.43

Weighted average common shares outstanding	13,193	13,275	13,233	13,367

MANTECH INTERNATIONAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Year Ended December 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$133,306	$125,096
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	9,170	7,443
Excess tax benefits from the exercise of stock options	(351)	(545)
Gain on sale of investments	(3,745)	0
Deferred income taxes	(3,259)	4,688
Depreciation and amortization	55,189	28,878
Change in assets and liabilities—net of effects from acquired businesses:
Receivables-net	6,131	(36,226)
Prepaid expenses and other	(5,179)	(4,770)
Accounts payable and accrued expenses	(1,907)	39,643
Accrued salaries and related expenses	5,261	2,029
Billings in excess of revenue earned	23,846	3,381
Accrued retirement	366	1,550
Other	2,527	278

Net cash flow from operating activities	221,355	171,445

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of businesses, net of cash acquired	(109,043)	(368,853)
Purchases of property and equipment	(54,460)	(10,257)
Investment in capitalized software for internal use	(5,227)	(3,051)
Proceeds from sale of investment	3,255	0

Net cash flow from investing activities	(165,475)	(382,161)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(30,846)	0
Proceeds from exercise of stock options	8,186	13,807
Debt issuance costs	(3,873)	(4,997)
Excess tax benefits from the exercise of stock options	351	545
Treasury stock acquired	(44)	0
Issuance of senior unsecured notes	0	200,000

Net cash flow from financing activities	(26,226)	209,355

NET CHANGE IN CASH AND CASH EQUIVALENTS	29,654	(1,361)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	84,829	86,190

CASH AND CASH EQUIVALENTS, END OF PERIOD	$114,483	$84,829